As filed with the Securities and Exchange Commission on March 27, 2009
Registration No. 333-129545
Registration No. 333-129546
Registration No. 333-129547
Registration No. 333-129548
Registration No. 333-129549

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-129545

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-129546

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-129547

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-129548

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-129549

UNDER THE SECURITIES ACT OF 1933

___________________________________

TEMPLE-INLAND INC.

(Exact name of registrant as specified in its charter)

Delaware	75-1903917
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1300 MoPac Expressway South, 3rd Floor

Austin, Texas 78746

(Address of principal executive offices, including Zip code)

El Morro Corrugated Box Corporation Savings and Investment Plan

Temple-Inland Non-Salaried Savings Plan

Temple-Inland Salaried Savings Plan

Temple-Inland Savings and Retirement Plan

Temple-Inland Savings Plan for Union Employees

(Full titles of the plans)

C. Morris Davis, Esq.

Temple-Inland Inc.

1300 MoPac Expressway South, 3rd Floor

Austin, Texas 78746

(512) 434-5800

(Name, address, and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SHARES

This Post-Effective Amendment on Form S-8 relates to the following Registration Statements on Form S-8 (the “Registration Statements”) of Temple-Inland Inc., a Delaware corporation (“Temple-Inland”), which have been filed with the Securities and Exchange Commission (the “SEC”):

▪	Registration No. 333-129545 related to the El Morro Corrugated Box Corporation Savings and Investment Plan,
▪	Registration No. 333-129546 related to the Temple-Inland Non-Salaried Savings Plan,
▪	Registration No. 333-129547 related to the Temple-Inland Salaried Savings Plan,
▪	Registration No. 333-129548 related to the Temple-Inland Savings and Retirement Plan, and
▪	Registration No. 333-129549 related to the Temple-Inland Savings Plan for Union Employees

Temple-Inland hereby removes from registration, by means of this Post-Effective Amendment to the Registration Statements, any securities registered under the Registration Statements that have not been sold or otherwise issued as of the date of the filing of this Post-Effective Amendment. The securities are being removed from registration because the plans no longer offer interests in a company stock fund.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 27th day of March 2009.

TEMPLE-INLAND INC. (Registrant)
By:	/s/ Doyle R. Simons
Name: Doyle R. Simons
Title: Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature		Capacity	Date
/s/ Doyle R. Simons		Chairman of the Board and Chief Executive Officer	March 27, 2009
Doyle R. Simons
/s/ Randall D. Levy		Chief Financial Officer	March 27, 2009
Randall D. Levy
/s/ Troy L. Hester		Principal Accounting Officer	March 27, 2009
Troy L. Hester
*		Director	March 27, 2009
Donald M. Carlton
*		Director	March 27, 2009
Cassandra C. Carr
*		Director	March 27, 2009
E. Linn Draper, Jr.
*		Director	March 27, 2009
Larry R. Faulkner
*		Director	March 27, 2009
Jeffrey M. Heller
Director
J. Patrick Maley III
*		Director	March 27, 2009
W. Allen Reed
Director
Richard M. Smith
*		Director	March 27, 2009
Arthur Temple III
Director
R.A. Walker
*By:	/s/ Leslie K. O'Neal
Leslie K. O'Neal, Attorney-in-Fact